UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2008

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

By press release dated February 20, 2008, the Company announced its financial results for the three and twelve months ended December 31, 2007. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT, EBITDA, and earnings per share excluding special charges. Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures and dividends paid) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. EBIT (defined as net income plus interest expense, net plus provision for income taxes), EBITDA (defined as net income plus interest expense, net plus provision for income taxes, plus depreciation and amortization) and earnings per share excluding special charges (defined as earnings per common share, excluding the impact of special charges, net of tax) is provided because management believes these measurements are commonly used by investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of A. William Higgins as Chief Executive Officer and Director

On February 20, 2008, CIRCOR International, Inc. (“CIRCOR” or the “Company”) issued a press release announcing that A. William (“Bill”) Higgins has been elected as Chief Executive Officer of the Company effective March 1, 2008 succeeding David A. Bloss, Sr. whose retirement the Company has previously announced. In addition, on February 20, 2008, the Company’s Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and appointed Mr. Higgins to the Company’s Board of Directors, thereby increasing the size of its Board from 7 to 8 members. Mr. Higgins will serve as a Class III director. A copy of the press release announcing Mr. Higgins’ appointments is attached as Exhibit 99.2.

Mr. Higgins, age 49 joined the Company as Executive Vice President and Chief Operating Officer in January 2005 and was elevated to the position of President and Chief Operating Officer in November 2006. Prior to joining the Company, Mr. Higgins spent thirteen years in a variety of senior management positions with Honeywell International and AlliedSignal, most recently serving as Vice President and General Manager, Americas for the Honeywell Building Solutions Business, and prior to that, as Vice President and General Manager of the AlliedSignal Grimes Aerospace Business, General Manager of the AlliedSignal Aerospace Services Anniston Repair and Overhaul Business, and Director of East Asia Business Development for the Electronic Materials Business unit.

Mr. Higgins’ employment with the company is at-will, and the Company has no employment agreement with him. In connection with his elevation to Chief Executive Officer, Mr. Higgins will have a 2008 annual base salary of $525,000 and an annual Short-Term Bonus Target Opportunity of 75% of his base salary. Mr. Higgins also will continue to participate in the Company’s Long-Term Incentive Plan with an annual target opportunity of 125% of his annual base salary, which currently is paid in restricted stock units. Upon commencement of his service as Chief Executive Officer, Mr. Higgins will receive a restricted stock unit award with the number of units equal to $375,000 divided by the closing market price of the Company’s stock on the award date. These restricted stock units will vest one-fifth per year over a five-year period. In addition, to compensate Mr. Higgins for his willingness to forfeit participation in the Company’s Supplemental Executive Retirement Plan, he will receive a restricted stock unit award with the number of units equal to $1,400,000 divided by the closing market price of the Company’s stock on the award date. These restricted stock units will vest 15% at the time of the award with the remainder to vest in equal installments over a 13-year period from the date of the award.

The Company also will enter into an Amended and Restated Executive Change of Control Agreement as well as a Severance Agreement with Mr. Higgins, both effective as of March 1, 2008. The material terms of the Amended and Restated Executive Change in Control Agreement will be the same as those applicable to Mr. Higgins’ prior Executive Change of Control Agreement entered into on February 15, 2005, as is described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on March 27, 2007 except that the “Change of Control Payment” (as defined in the Executive Change of Control Agreement) will be an amount equal to three times the sum of his then effective base salary plus his highest annual incentive compensation under the Company’s Executive Bonus Incentive Plan in the three immediately preceding fiscal years. The Severance Agreement will provide that in the event Mr. Higgins’ employment is terminated other than for “Cause”, “Disability” or by Mr. Higgins’ resignation for “Good Reason” (as those terms are defined in the Severance Agreement), Mr. Higgins will be entitled to receive a severance payment equal to two times the sum of his then effective base salary and target bonus opportunity.

Mr. Higgins is also eligible to receive compensation for country club initiation fees and dues and tax preparation and planning services. Mr. Higgins’ other compensation components and benefits are similar to our other executive officers, which are described in the Company’s proxy statement filed on March 27, 2007.

There are no family relationships between Mr. Higgins and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K and no transactions between Mr. Higgins or any of his immediate family members and the Company which would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2008, the Board of Directors of the Company approved amendments to Article IV, Sections 1 and 2 of the Company’s By-Laws to allow for the issuance and transfer of uncertificated shares of the Company. The purpose of these amendments is to ensure that the Company is eligible to participate in a Direct Registration System as required by Section 501 of the New York Stock Exchange Listed Company Manual.

The full text of the amendments to Article IV, Sections 1 and 2 are included in the Company’s Certificate of Amendment to the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Bylaws of CIRCOR International, Inc.

99.1	Press Release regarding Earnings, Dated February 20, 2008.

99.2	Press Release regarding Bill Higgin’s Election as CEO and Director dated February 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 26, 2008	CIRCOR INTERNATIONAL, INC.

/s/ Alan J. Glass
	By:	Alan J. Glass Vice President, General Counsel and Secretary

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